Exhibit 99.2
PRESS RELEASE
Peter Sobiloff to Step Down from Greenfield Online
Board of Directors
Joel R. Mesznik Appointed Chairman of the Board of Directors
Wilton, CT, November 7, 2007 – Greenfield Online, Inc., (Nasdaq: SRVY) today announced that Peter Sobiloff, Managing Director with Insight Venture Partners, will step down from the Greenfield Online Board of Directors after eight years as a member and more than six years as its Chairman, effective December 31, 2007. The Board of Directors is pleased to announce the appointment of Joel R. Mesznik to assume the role of Chairman of the Board of Directors commensurate with the date of Mr. Sobiloff’s retirement.
“It has been a pleasure to have participated in the growth of Greenfield Online from a financial sponsorship, as well as a business advisory perspective,” stated Peter Sobiloff. “I am proud of how much the Board, the management team and the entire employee base have accomplished during the last eight years. With the company in such great hands, and having completed the distribution of Insight’s position in Greenfield Online this past summer, it is now time for me to move on.”
Peter Sobiloff has served as a member of the Board of Directors since May 1999 and as Chairman since May 2001. Mr. Sobiloff will continue to serve as a Managing Director of Insight Venture Partners, a technology focused private equity firm, a position he has held since 1998.
“Peter helped build Greenfield Online into a market leader that ultimately served as a model for an entire new industry,” stated Joel Mesznik. “On behalf of the entire Board, I would like to thank him for his contribution to the company, as well as for his leadership as Chairman of the Board of Directors. It is with great appreciation and admiration that we wish him success in his future endeavors.”
“Peter has provided important assistance and direction during these last two years, and I have thoroughly enjoyed working closely with him,” stated Al Angrisani, President and Chief Executive Officer. “I admire his integrity and entrepreneurial passion and wish him success in the future.”
Joel Mesznik has served as a member of the Board of Directors since May 1999 and currently serves as the chairman of the audit committee and as a member of the governance and nominating committee. He has been President of Mesco Ltd., a consulting company, since 1990.
Continued Mesznik: “I look forward to working with the Board of Directors and the Greenfield Online management team in my new role as Chairman. One of our first tasks is to begin the process of recruiting a new member of the Board of Directors to fill the vacant seat left by Peter.”

About Greenfield Online, Inc.
Greenfield Online, Inc. headquartered in Wilton, CT, supplies the increasingly urgent demand of industry for better understanding of consumers around the world. Our proprietary innovative technology enables us to collect thousands of consumer opinions quickly and accurately, and to organize them into actionable form. We do this through our Internet survey solutions business in North America and Europe by collecting, organizing and selling consumer opinions via survey responses for our marketing research and end-user company clients on a global basis. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content via product and merchant reviews that help consumers and visitors to our Ciao portals compare prices and make purchasing decisions. For more information visit http://www.Greenfield.com or http://www.ciao-group.com. To join the panel to take surveys, visit http://www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Cautionary Note Regarding Forward Looking Statements.
Certain statements contained in this press release constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements and predictions relating to our future financial performance; in addition to other statements relating to our future operations, services and products. In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about our business operations, future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties are detailed in the “Risk Factors” section of our Annual Reports on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission and which are available at http://www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com.You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this [press release/ presentation] and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.